As filed with the Securities and Exchange Commission on October 16, 2012

 Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Medgenics, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	98-0217544 (I.R.S. Employer Identification Number)

555 California Street, Suite 365

San Francisco, California 94104

(415) 568-2245

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew L. Pearlman

President and Chief Executive Officer

Medgenics, Inc.

555 California Street, Suite 365

San Francisco, California 94104

(415) 568-2245

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gretchen Anne Trofa, Esq.

Jeremy R. Heckman, Esq.

Barack Ferrazzano Kirschbaum & Nagelberg LLP

200 West Madison Street, Suite 3900

Chicago, Illinois 60606

(312) 984-3100

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee

Common Stock, par value $0.0001 per share	—	—
Warrants	—	—
Rights	—	—
Units (3)	—	—
Total	$150,000,000	$20,460	(4)

(1)	Pursuant to General Instruction II.D of Form S-3, this information is not specified as to each class of securities to be registered. There is being registered hereby such indeterminate number of the securities of each identified class as may from time to time be issued at indeterminate prices. In addition, pursuant to Rule 416 under the Securities Act of 1933, the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act of 1933. The securities being registered hereby may be convertible into or exchangeable or exercisable for other securities of any identified class. In addition to the securities that may be issued directly under this registration statement, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued upon the conversion, exchange, settlement or exercise of other securities offered hereby (including, without limitation, upon adjustment of the conversion or exchange rate thereof). Separate consideration may or may not be received for securities that are issued upon the conversion or exercise of, or in exchange for, other securities offered hereby.

(3)	Consisting of some or all of the securities listed above, in any combination, including common stock, warrants and rights.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 16, 2012

Prospectus

$150,000,000

MEDGENICS, INC.

Common Stock

Warrants

Rights

Units

This prospectus relates to common stock, warrants, rights and units that we may sell from time to time in one or more offerings up to a total public offering price of $150,000,000 on terms to be determined at the time of sale.  We will provide specific terms of these securities in supplements to this prospectus.  You should read this prospectus and any supplement carefully before you invest.  This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods.  See “Plan of Distribution” in this prospectus.  We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement.  If any dealers, agents or underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement.  The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Our common stock is listed on the NYSE MKT (formerly the NYSE Amex) under the symbol “MDGN” and on the AIM Market, operated by the London Stock Exchange, plc, under the symbols “MEDG” and “MEDU.” The applicable prospectus supplement will contain information as to other listings, if any, on the NYSE MKT or other securities exchange of the securities covered by the applicable prospectus supplement. We also currently have a series of warrants listed on the NYSE MKT under the symbol “MDGN.WS,” although any warrants offered by this prospectus may or may not be listed on the NYSE MKT or other securities exchange.

Investing in our securities involves a high degree of risk.  See “Risk Factors” on page 3 of this prospectus before you make any investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                          , 2012

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than the date on the front of the document, and you should not assume that the information contained in any document incorporated by reference in this prospectus is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process.  Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings.  The aggregate initial offering price of all the securities sold under this prospectus will not exceed $150,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Documents by Reference,” before buying any of the securities being offered.

Unless the context provides otherwise, all references in this prospectus to “Medgenics,” “we,” “us,” “our,” or similar terms, refer to Medgenics, Inc. and its wholly owned Israeli subsidiary, Medgenics Medical (Israel) Limited.

We use BiopumpTM, EPODURETM, INFRADURETM, HEMODURETM, DermaVacTM and the Medgenics logo as service marks in the United States and elsewhere. All other trademarks or trade names referred to in this prospectus are the property of their respective owners.

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 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference in this prospectus, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including, but not limited to, statements regarding business strategy, expectations and plans, our objectives for future operations, including product development, and our future financial position. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential,” or the negative of those terms, and similar expressions and comparable terminology intended to identify forward-looking statements.

We base these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this prospectus, as may be supplemented or updated by any applicable prospectus supplement, and those described in other reports and documents we file with the SEC.

Any forward-looking statement speaks only as of the date on which it is made and, except as required by law, we do not intend to update any forward-looking statements publicly to reflect events or circumstances after the date on which such statement is made or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. You should not place undue reliance on any forward-looking statement.

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OUR COMPANY

We are a medical technology and therapeutics company developing an innovative and proprietary platform technology offering what we believe to be a game-changing approach for the $100+ billion protein therapeutics market. Our BiopumpTM Platform Technology converts a sliver of the patient’s own dermal skin tissue into a protein-producing “Biopump” to continuously produce and deliver therapeutic proteins, and when implanted under the patient’s skin, has the potential to deliver several months of protein therapy from a single procedure without the need for a series of frequent injections. The proof of concept of our Biopump Platform Technology has been demonstrated using EPODURETM producing erythropoietin (EPO) for anemia, which has shown elevation and stabilization of hemoglobin levels in anemic patients for six to more than 36 months from a single administration in a Phase I/II dose-ranging trial on Chronic Kidney Disease (CKD) patients.

Our Biopump is a tissue micro-organ (MO) that acts as a biological pump created from a toothpick-size sliver of the patient’s dermal tissue to produce and secrete a particular protein. We have developed a proprietary device called the DermaVac to facilitate reliable and straightforward removal of MOs and implantation of Biopumps. With the DermaVac, dermis MOs are rapidly harvested under local anesthetic from just under the skin to provide unique tissue structures with long-term viability ex vivo. This process allows us to process the dermal tissue outside the patient to become one or more Biopump protein producing units in 10 – 15 days, each making a measured daily amount of a specific therapeutic protein to treat a specific chronic disease. Based on a patient’s particular dosage need, we can determine how many Biopumps to then insert under the patient’s skin to provide a sustained dose of protein production and delivery for several months. We believe the dosage of protein can be reduced by simple ablation of inserted Biopumps or increased by the addition of more Biopumps to provide personalized dosing requirements for each patient as needs change. We believe that medical personnel will only require brief training to become proficient in using our DermaVac for harvesting and implanting, which will enable implementation of Biopump therapies by the patient’s local physician. We have demonstrated that MOs and Biopumps can be viably transported by land and air, and are also developing devices to automate and scale up the cost-effective production of Biopumps in local or regional processing centers.

We have produced more than 10,000 Biopumps to date which have demonstrated in the laboratory the capability for sustained production of therapeutic proteins, including EPO to treat anemia, interferon-alpha (INF-α) to treat various forms of hepatitis and Factor VIII clotting protein to treat hemophilia. The in vitro stability and simplicity in handling of the Biopump is another key feature separating Biopump’s tissue therapy approach from that of therapies based on individual cells grown in culture. Biopumps use the patient’s intact tissue implanted subcutaneously where it heals in place. We believe that this will facilitate location for ablation or removal if it becomes necessary to reduce dose or stop therapy. A major challenge of cell-based therapies is that protein-producing cells wander to unknown locations, making it difficult or impossible to reduce or cease therapeutic delivery. We believe that by remaining local and potentially reversible by ablation/excision, Biopumps will avoid this problem and resolve a major hurdle of gene therapy.

We believe our Biopump Platform Technology may be applied to produce an array of other therapeutic proteins from the patient’s own dermal tissue in order to treat a wide range of chronic diseases or conditions. We believe our personalized approach could replace many of the existing protein therapies which use proteins produced in animal cells administered by frequent injections over long periods of time.

Clinical proof of concept of the Biopump Platform Technology was reported in a phase I/II study using Biopumps that produced and delivered EPO in patients with chronic kidney disease to treat their anemia, with interim study results presented by leading nephrologists at major nephrology conferences in 2010 and 2011. We call such Biopumps EPODURE. We and our advisors believe that the results in patients treated to date have demonstrated proof of concept and shown safety and efficacy of our technology so far in its first application: EPODURE for treatment of renal anemia. Based on the results of our phase I/II clinical study of the EPODURE Biopump and our other development and testing efforts for our Biopump Platform Technology, we obtained the approval of the U.S. Food & Drug Administration (FDA) of our request for IND (Investigational New Drug) approval for a phase IIb study in the United States for EPODURE in treatment of anemia in patients on dialysis. We are commencing preparations for this U.S. trial which we expect to commence in 2013. Concurrently, we are engaged in a phase IIa study of EPODURE in treatment of anemia in patients on dialysis in Israel.

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In a further proof of principle of our Biopump Platform Technology, leading liver experts presented at a major European liver conference in 2010 preclinical data showing months of sustained production by Biopumps of INF-α, the therapeutic protein widely used in the treatment of hepatitis C. We call such Biopumps INFRADURE. Several leading experts in the field of hepatitis have indicated their belief that INFRADURE has potential as a replacement for INF-α injections and their side effects not only in treatment of hepatitis C, but also in hepatitis B, hepatitis D and other indications. In addition, as INF-α is used in treating other diseases such as certain forms of cancer, we believe INFRADURE may have potential in some of these as well. In addition, we have obtained all necessary approvals to initiate two proposed new clinical trials of INFRADURE in Israel: a phase I/II study of INFRADURE in treatment of patients with hepatitis C who have relapsed from previous treatment; and a phase I/II study of INFRADURE in treatment of naïve (previously untreated) patients with hepatitis C. We expect to initiate the first of such trials by the end of 2012. Furthermore, the FDA has recently granted Orphan Drug Designation for use of INFRADURE in the treatment of patients with hepatitis D, a rare form of hepatitis, using INFRADURE Biopumps which are substantially the same as those used in the treatment of hepatitis C. Orphan Drug Designation carries multiple benefits, including the availability of grant money, certain tax credits and seven years of market exclusivity, as well as the possibility of an expedited regulatory process.

EPODURE Biopumps for the treatment of anemia have now been processed by our contract manufacturing organization (CMO) in a good manufacturing practice (GMP)-certified facility in the United States. This marks the first Biopump processing site outside of Israel, and provides us with a significant ability to scale-up our clinical and commercial capabilities to address global therapeutic areas such as anemia and hemophilia. In a key “dry run” test of the production system, tissue micro-organs were obtained and loaded into individual closed processing chambers in Israel, and then shipped to the U.S. CMO Biopump processing center in California. There, the micro-organs were processed in their closed systems into fully functioning EPODURE Biopumps, meeting the release criteria for use in human clinical trials in the United States. This demonstrates our capability to support the treatment of patients at remote clinical sites, transporting their Biopumps to and from strategically located processing facilities, thereby allowing for multicenter clinical trials and practical commercial implementation.

Based on our growing base of clinical and pre-clinical results, we continue to seek collaboration with third parties to further develop this technology and to form strategic alliances and licensing agreements, along the lines of such deals being reached typically with pharmaceutical companies. We are engaged in discussions with a number of other pharmaceutical, biotech and medical device companies to further develop our Biopump Platform Technology. We intend to further develop and leverage our core technology in order to seek multiple licensing agreements for many different proteins and clinical indications using the same core Biopump Platform Technology. Our current strategy is to take various applications of our Biopump Platform Technology through proof of basic safety and efficacy in patients (phase I/II), or further as appropriate, and then to negotiate out-licensing agreements with appropriate strategic partners. In this manner, we anticipate receiving revenues from milestone or other development or feasibility payments from such agreements in advance of regulatory approval and sales of our product candidates, while retaining control of our core technology. In addition, we are investigating various opportunities for the treatment of hepatitis D and other rare diseases using our Biopump Platform Technology. Rare diseases affect a small number of people worldwide. Due to the limited number of patients afflicted with one of these rare diseases, these niche applications may also offer a more expedited route to regulatory approval because pivotal clinical trials may require a smaller number of patients before regulatory agencies will consider product approval. In any case, we believe that initial commercialization of any of our product candidates by us or any future strategic partners is not likely before 2015 and could easily take five years or more.

We believe that the Biopump Platform Technology has the potential to offer a better treatment alternative and replace many current methods of protein therapy, which can often involve many months of frequent injections and significant side effects. We believe that the Biopump Platform Technology provides a wide range of advantages over existing therapies and will appeal and offer benefits to doctors, patients and third-party payers (e.g., Center for Medicare and Medicaid Services (CMS) or medical insurers) including:

•	potentially lower treatment costs;
•	improved safety;
•	reduced side effects;

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•	elimination of frequent injections;
•	increased efficacy in chronic disease management;
•	reversible treatment;
•	personalized medicine;
•	extended treatment to under treated populations; and
•	better patient compliance.

The in vitro stability and simplicity in handling of the Biopump is a key feature separating Biopump’s tissue therapy approach from that of therapies based on individual cells grown in culture. Another key advantage of using the patient’s intact tissue is that when it is implanted, it heals in place, thus facilitating location for ablation or removal if it becomes necessary to reduce dose or stop therapy. A major challenge of cell-based therapies is that protein-producing cells wander to unknown locations, making it difficult or impossible to reduce or cease therapeutic delivery. By contrast, the cells in the Biopump are retained in their surrounding tissue while they are processed as an intact tissue unit. We believe that the protein producing cells of the Biopump, having been maintained in their original intact tissue during processing, remain local after implanting. This makes Biopumps reversible by ablation/excision, so they avoid the problems of cell wandering and resolve a major hurdle of gene therapy.

We were organized as a Delaware corporation on January 27, 2000. Our principal executive offices are located at 555 California Street, Suite 365, San Francisco, California 94104. We conduct our research and development activities primarily from our Israeli location in Misgav Business Park, Misgav. Our telephone number is (415) 568-2245 in the United States and +972-4-902-8900 in Israel. Our website address is www.medgenics.com. The information on or accessible through our website is not part of this prospectus.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risk factors contained in any prospectus supplement and in our filings with the SEC, as well as all of the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus, before you decide to invest in our securities. The risks and uncertainties we have described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

 USE OF PROCEEDS

Unless we otherwise indicate in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities for research and product development activities, clinical trial activities, investment in capital equipment and for working capital and other general corporate purposes.

We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering. Pending the application of the net proceeds, we may invest the net proceeds in bank deposits or short-term, interest-bearing investment grade securities.

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 PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

For each offering of securities under this prospectus, we will set forth in a prospectus supplement the terms of the offering, including, to the extent applicable:

•	the name or names of the underwriters, if any;
•	the purchase price of, or other consideration for, the securities, and the proceeds, if any, we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

If underwriters are used in the sale, they may acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters may be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Underwriters or agents could make sales deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act, including sales made directly on the NYSE MKT, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment. Any agent may, and if acting as agent in an at-the-market equity offering will, be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities.

We also may sell securities to a dealer as principal. If we sell securities to a dealer as a principal, the dealer may resell those securities to the public at varying prices to be determined by such dealer at the time of resale. Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

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If required under applicable state securities laws, we will sell the securities only through registered or licensed brokers or dealers. In addition, in some states, we may not sell securities unless they have been registered or qualified for sale in the applicable state or unless we have complied with an exemption from any registration or qualification requirements.

We may authorize underwriters, agents or dealers to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide underwriters, agents and dealers with indemnification against civil liabilities, including liabilities under the Securities Act of 1933, as amended, referred to as the Securities Act, or contribution with respect to payments that the underwriters, agents or dealers may make with respect to these liabilities. Underwriters, agents and dealers may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. These securities may or may not be listed on an exchange. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on the NYSE MKT may engage in passive market making transactions in the common stock on the NYSE MKT in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement. We will bear all costs, expenses and fees in connection with the registration of the securities, as well as the expense of all commissions and discounts, if any, attributable to sales of the securities by us.

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DESCRIPTION OF COMMON STOCK

The following description of the material terms of our common stock includes a summary of specified provisions of our amended and restated certificate of incorporation and by-laws. This description also summarizes relevant provisions of the General Corporation Law of the State of Delaware, which we refer to as the DGCL. The terms of our amended and restated certificate of incorporation and by-laws and the terms of the DGCL are more detailed than the general information provided below. Therefore, please carefully consider the actual provisions of these documents, which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part, and the DGCL.

General

Our authorized capital stock currently consists of 100,000,000 shares of common stock, par value $0.0001 per share. We do not have any preferred stock outstanding or authorized. We may offer our common stock directly or upon the conversion of units and the exercise of warrants or rights.

As of October 2, 2012, there were 12,239,350 shares of common stock issued and outstanding held of record by 433 stockholders.

Holders of common stock are entitled to one vote per share on matters on which our stockholders vote. There are no cumulative voting rights. Holders of common stock are entitled to receive dividends, if declared by our Board of Directors, out of funds that we may legally use to pay dividends. If we liquidate or dissolve, holders of common stock are entitled to share ratably in our assets once our debts are paid. Our amended and restated certificate of incorporation does not provide the common stock with any redemption, conversion or preemptive rights.

Anti-Takeover Effects of Delaware Law

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•	at or after the time the stockholder became interested, the business combination was approved by the Board of Directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock in the United States is Corporate Stock Transfer, Inc. Capita Registrars is our transfer agent for our common stock in the United Kingdom.

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Stock Exchange Information

Our common stock is listed on the NYSE MKT under the symbol “MDGN.” Our common stock is also listed on the AIM Market, operated by the London Stock Exchange, plc, under the symbols “MEDG” and “MEDU.”

 DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms we describe below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement.

As of October 2, 2012, we have outstanding warrants to purchase a total of 6,075,775 shares of common stock at a weighted average exercise price of $6.03 per share. Of these, warrants to purchase a total of 2,771,500 shares of common stock, each having an exercise price of $6.00 per share and expiring on April 12, 2016, are traded on the NYSE MKT under the symbol “MDGN.WS.”

General

We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from the common stock.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement or by warrant agreements that we will enter into directly with the purchasers of the warrants. If we evidence warrants by warrant certificates, we will enter into a warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants. Those terms may include:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased or exercised;
•	if applicable, the terms of the common stock with which the warrants are issued and the number of warrants issued with such common stock;
•	if applicable, the date on and after which the warrants and the related common stock will be separately transferable;
•	the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•	the manner in which the warrants may be exercised, which may include by cashless exercise;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of shares of common stock issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;

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•	the manner in which the warrant agreement and warrants may be modified;
•	the terms of the common stock issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

The prospectus supplement may also include, if applicable, a discussion of the material United States federal income tax consequences of holding or exercising the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the common stock purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights.

Exercise of Warrants

Each warrant will entitle the holder to purchase the number of shares of common stock that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the close of business on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering to the warrant agent or us the warrant certificate or warrant agreement representing the warrants to be exercised together with specified information, and by paying the required amount to the warrant agent or us in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate or in the warrant agreement and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent or us in connection with such exercise.

Upon receipt of the required payment and the warrant certificate or the warrant agreement, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, at our offices or at any other office indicated in the applicable prospectus supplement, we will issue and deliver the common stock purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate or warrant agreement are exercised, then we will issue a new warrant certificate or warrant agreement for the remaining amount of warrants.

Enforceability of Rights by Holders of Warrants

If we appoint a warrant agent, any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

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 DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock, warrants or units. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all which will be set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

The applicable prospectus supplement or free writing prospectus may describe:

•	in the case of a distribution of rights to our stockholders, the date of determining the stockholders entitled to the rights distribution;
•	in the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;
•	the exercise price payable for the underlying common stock or other securities upon the exercise of the rights;
•	the number and terms of the underlying common stock or other securities which may be purchased per each right;
•	the extent to which the rights are transferable;
•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire; and
•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities.

The provisions described in this section, as well as those described under “Description of Common Stock” and “Description of Warrants” above, if applicable, will apply to any rights we offer.

The specific terms of any rights offered will be set forth in a rights agreement and the rights certificate, as applicable. We will file each of these documents, as applicable, with the SEC and they will be incorporated by reference to the registration statement of which this prospectus is a part on or before the time we issue a series of rights. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” elsewhere in this prospectus for information on how to obtain a copy of a document when it is filed.

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 DESCRIPTION OF UNITS

We may issue units composed of any combination of our common stock, warrants and rights. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

The specific terms of any units offered will be set forth in a unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and they will be incorporated by reference to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” elsewhere in this prospectus for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement or free writing prospectus may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer, conversion or exchange of the units or of the securities composing the units;
•	whether the units will be issued in fully registered or global form; and
•	any other terms of the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Warrants” and “Description of Rights” above, if applicable, will apply to each unit and to each security included in each unit, respectively.

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 LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Barack Ferrazzano Kirschbaum & Nagelberg LLP, Chicago, Illinois. Joshua Kanter, who exercises sole investment or voting control over more than 5% of our outstanding common stock, is of counsel to such firm.  If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offerings.

 EXPERTS

Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, our independent registered public accounting firm, has audited our balance sheets as of December 31, 2010 and 2011, and the related statements of operations, changes in stockholders’ deficiency and cash flows for the years ended December 31, 2010 and 2011, as set forth in their report, which includes an explanatory paragraph relating to our ability to continue as a going concern, appearing in our Annual Report on Form 10-K for the year ended December 31, 2011. These financial statements are incorporated by reference in this prospectus and in the registration statement of which this prospectus forms a part in reliance on Kost Forer Gabbay & Kasierer’s report given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act with respect to the securities to be sold in this offering. This prospectus does not contain all the information contained in the registration statement. For further information with respect to us and the securities to be sold in this offering, we refer you to the registration statement and the exhibits and schedules attached to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement because those statements are qualified in all respects by reference to those exhibits.

We are subject to the informational requirements of the Exchange Act and we file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 a.m. to 3:00 p.m.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility.

Our website address is www.medgenics.com. The information on, or accessible through, our website is not part of this prospectus.

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 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus.  This means that we can disclose important information to you by referring you to other documents we have filed separately with the SEC, without actually including the specific information in this prospectus or any prospectus supplement.  The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, and information that we file later with the SEC (and that is deemed to be “filed” with the SEC) will automatically update, and may supersede, information in this prospectus and any prospectus supplement.

We are incorporating by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (filed on March 6, 2012);
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 (filed on May 14, 2012);
•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 (filed on August 13, 2012);
•	our Current Reports on Form 8-K filed with the SEC on January 25, 2012, April 5, 2012, June 19, 2012 (except for Item 7.01 and Exhibit 99.1), July 2, 2012 (except for Item 7.01 and Exhibit 99.1) and August 8, 2012; and
•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 24, 2011.

All documents that we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) subsequent to the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (2) subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and made a part hereof from the date of the filing of such documents, except that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein (in the case of a previously filed document incorporated or deemed to be incorporated by reference herein) or in any other document subsequently filed with the SEC which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any of the documents that we incorporate by reference in this prospectus, at no cost, by writing or telephoning us at Medgenics, Inc., 555 California Street, Suite 365, San Francisco, California 94104, telephone number (415) 568-2245.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.         Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be borne by us in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions.  All amounts are estimated except for the registration fee.

SEC Registration Fee		$20,460
Accounting Fees and Expenses	$	*
Legal Fees and Expenses	$	*
Printing and miscellaneous	$	*

Total	$	*

*  These fees will be dependent on the types of securities offered and number of offerings and, therefore, cannot be estimated at this time.

Item 15.         Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law, our directors shall not be liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided, that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances. Our amended and restated certificate of incorporation and bylaws provide that any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of our company, or by reason of the fact that he or she was serving at the request of our company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified (and we must advance expenses incurred in connection with the defense of such actions, suit or proceedings) to the full extent now or hereafter permitted by law.

We maintain directors and officers insurance providing indemnification for certain of our directors, officers, affiliates, partners and employees for certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors and officers pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

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Item 16.	Exhibits

The exhibits to this registration statement are listed in the Exhibit Index following the signature page of this registration statement.

Item 17.	Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of any subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

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(d)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Misgav, Israel, on October 16, 2012.

MEDGENICS, INC.

By:	/s/ Andrew L. Pearlman
Andrew L. Pearlman
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andrew L. Pearlman, Phyllis K. Bellin and Sol J. Barer, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitute may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Andrew L. Pearlman	President, Chief Executive Officer and Director	October 16, 2012
Andrew L. Pearlman	(Principal Executive Officer)

/s/ Phyllis K. Bellin	Vice President Administration, Treasurer and Secretary	October 16, 2012
Phyllis K. Bellin	(Principal Financial and Accounting Officer)

/s/ Sol J. Barer	Chairman of the Board of Directors	October 16, 2012
Sol J. Barer

/s/ Eugene A. Bauer	Director	October 16, 2012
Eugene A. Bauer

/s/ Joel S. Kanter	Director	October 16, 2012
Joel S. Kanter

/s/ Stephen D. McMurray	Director	October 16, 2012
Stephen D. McMurray

/s/ Alastair Clemow	Director	October 16, 2012
Alastair Clemow

/s/ Isaac Blech	Director	October 16, 2012
Isaac Blech

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

1.2*	Form of Sales Agreement

4.1	Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed November 5, 2010 (File No. 333-170425) and incorporated herein by reference).

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation dated as of June 4, 2009 (previously filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed November 5, 2010 (File No. 333-170425) and incorporated herein by reference).

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation dated as of February 14, 2011 (previously filed as Exhibit 4.3 to the Company’s Post-Effective Amendment No. 1 to Form S-1 on Form S-3 filed July 16, 2012 (File No. 333-170425) and incorporated herein by reference).

4.4	Second Amended and Restated By-Laws dated as of March 5, 2012 (previously filed as Exhibit 3.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (File No. 001-35112) and incorporated herein by reference).

4.5	Specimen Common Stock Certificate (previously filed as Exhibit 4.1 to the Company’s Amendment No. 4 to Registration Statement on Form S-1 filed February 22, 2011 (File No. 333-170425) and incorporated herein by reference).

4.6	Specimen Warrant Certificate (previously filed as Exhibit 4.4 to the Company’s Amendment No. 4 to Registration Statement on Form S-1 filed February 22, 2011 (File No. 333-170425) and incorporated herein by reference).

4.7*	Form of Warrant Agreement and Warrant Certificate

4.8*	Form of Rights Agreement and Rights Certificate

4.9*	Form of Unit Agreement and Unit Certificate

5.1	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP (filed herewith).

23.1	Consent of Kost Forer Gabbay & Kasierer (Ernst & Young) (filed herewith).

23.2	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature pages hereto).

*	To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act, or in a post-effective amendment to this registration statement.